UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2010

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit
Report or Completed Interim Review.

     On March 23, 2010, the Registrant’s management concluded that its previously issued Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2008 and all interim reports for each of the quarterly periods in fiscal years ended 2007, 2008 and 2009 should no longer be relied upon.

     The Registrant will restate such financial statements to make the necessary accounting corrections. The restatements are being made to correct the accounting policy regarding Aristo Technologies Ltd. (“Aristo”), a related party, whose financial statements have not historically been consolidated with those of the Registrant. In response to certain comments received from the SEC, the Registrant has determined that Aristo is a variable interest entity and consolidation of the operations of Aristo with the Registrant’s operations is the appropriate treatment under FIN 46, Consolidation of Variable Interest Entities.

     The decision to restate the financial statements was based on discussions of the Registrant’s management with its registered independent auditor.

Item 9.01         Financial Statements and Exhibits.

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.
Dated: March 29, 2010

	By:	/s/ Kenneth Chan
Name: Kenneth Chan
Title: Chief Financial Officer